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                    HOLT HAULING AND WAREHOUSING SYSTEM, INC.
                                       and
                            777 PATTISON AVE., INC.,
                                  as Mortgagors

                                       AND

                   NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY,
                                  as Mortgagee

                    SERIES K MORTGAGE AND SECURITY AGREEMENT

                          Dated as of February 1, 1997

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This Mortgage and Security Agreement also constitutes a fixture filing under Article 9 of the Uniform Commercial Code-Secured Transactions, N.J.S.A. 12A:9-402(3) and (6).



Return and Record To:

M. Jeremy Ostow, Esq.
Wolff & Samson
A Professional Corporation
5 Becker Farm Road
Roseland, New Jersey 07068

     THIS SERIES K MORTGAGE AND SECURITY AGREEMENT is dated as of February 1, 1997 (the "Mortgage") and is made by HOLT HAULING AND WAREHOUSING SYSTEM, INC., a Pennsylvania corporation, having an address at 701 N. Broadway, Gloucester City, New Jersey 08030 ("Holt") and 777 PATTISON AVE., INC., a Pennsylvania corporation having an address at 701 N. Broadway, Gloucester City, New Jersey 08030 ("777" and, together with Holt, the "Mortgagors"), as mortgagors, in favor of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic constituting an instrumentality of the State of New Jersey, as mortgagee (the "Mortgagee"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement (as hereinafter defined) and the Indenture (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, the Mortgagee intends to issue its Senior Mortgage Economic Development Revenue Refunding Bonds (Holt Hauling and Warehousing System, Inc. - 1983 Project) 1997 Series K (the "Bonds") in the aggregate principal amount of Twenty-Seven Million Two Hundred Fifty Thousand Dollars ($27,250,000), maturing March 1, 2027, pursuant to an Indenture of Trust dated as of February 1, 1997 (as amended and supplemented from time to time, the "Indenture") between the Mortgagee and The Bank of New York, as trustee (the "Trustee"), and in accordance with the provisions of the New Jersey Economic Development Authority Act, as amended, N.J.S.A. ss.34:1B-1, et seq. (the "Act), the proceeds from the sale of which are to be loaned to Holt in order to assist Holt in refunding the Series D Bonds and Series E Bonds, all with respect to a project located in the City of Gloucester City, Camden County, New Jersey, all pursuant to a Series K Loan Agreement dated as of February 1, 1997 (as amended from time to time, the "Agreement") between the Mortgagee and Holt; and

     WHEREAS, all of the Mortgagee's rights under the Agreement (except for such rights as are specifically reserved) and under this Mortgage are to be assigned to the Trustee pursuant to the Indenture and the Assignment; and

     WHEREAS, in connection with the issuance of the Bonds, certain affiliates of Holt (the "Guarantors") have entered into a Series K Guaranty Agreement dated as of February 1, 1997 (as amended from time to time, the "Guaranty");

     NOW, THEREFORE, to equally and ratably secure (without preference or priority) payment of the principal of, premium (if any) and interest on the Bonds, Holt's payment obligations pursuant to paragraphs (a), (b) and (d) of
Section 4.2 of the Agreement (herein called the "Loan Obligations"), and the payment of any and all other amounts required to be paid pursuant to, and the performance of all covenants, agreements and obligations required to be performed by the Mortgagors or the Guarantors under this Mortgage, the Guaranty, the Agreement and the other Loan Documents (collectively, the "Secured Agreements"), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and howsoever evidenced, plus all expenses of enforcing this Mortgage, each Mortgagor, for and in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN, SELL, CONVEY AND MORTGAGE unto the Mortgagee and its respective successors and assigns, all of its right, title and interest in and to the following property, interests and rights (collectively, the "Mortgaged Property,"):

     THAT certain parcel of real estate described in Exhibit A hereto (the "Site");

     TOGETHER with all and singular the ways, easements, rights, privileges and appurtenances belonging or in any wise appertaining to the Site;

     TOGETHER with the buildings and improvements now erected and hereafter to be erected upon the Site, including any repairs, restorations or replacements thereof or any changes, alterations or additions thereto (collectively, the "Improvements");

     TOGETHER with all right, title and interest, if any, of each Mortgagor in and to any land lying in the bed of any street, avenue or alley adjoining the Site to the center line thereof;

     TOGETHER with the fixtures, building equipment and other personal property owned by each Mortgagor and located on and used in connection with the maintenance of the Improvements, including, without limitation, the equipment as described in Exhibit B hereto but excluding any personal property or equipment which is not a fixture but is used in connection with the business conducted on the Mortgaged Property and excluding specifically container cranes, forklifts, trucks and other vehicles (subject to such exclusions, collectively, the "Equipment"); and

     TOGETHER with all the rents, issues and profits of the Mortgaged Property, and all the estate, right, title, interest and all claim and demand whatsoever, at law or in equity, of each Mortgagor in and to the same, including but not limited to:

        (a) All rents, issues, profits, revenues, royalties, rights and benefits derived from the Mortgaged Property from time to time accruing, whether under leases or tenancies or contracts of sale now existing or hereafter created, reserving to each Mortgagor, however, so long as there is no "Default" under the Indenture, the right to receive and retain all such rents, issues and profits.

        (b) All judgments, awards of damages, insurance proceeds and settlements hereafter made resulting from condemnation proceedings or the taking of the Mortgaged Property or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Mortgaged Property or any part thereof, or to any rights appurtenant thereto, including any award for change of grade of streets; and

     TOGETHER with all of the Mortgagor's leasehold interest in the property financed with the proceeds of the $24,500,000 Camden County Improvement Authority (Camden County, New Jersey) Lease Revenue Bonds (Holt Hauling and Warehousing System, Inc. Project) 1996 Series A.

     TO HAVE AND TO HOLD the above granted and described property equally and ratably unto the Mortgagee and its respective successors and assigns, forever. The Mortgagors do hereby fully warrant good and marketable fee simple title to the Site, the Improvements, and the Equipment and will defend the same against the lawful claims of all persons whomsoever, subject only to the Permitted Encumbrances, and that it has good and lawful authority to sell, convey, mortgage and grant a security interest in the Mortgaged Property.

     PROVIDED, ALWAYS that if the Mortgagors or their successors or assigns shall pay to the Mortgagee or its respective successors or assigns all amounts secured hereby, including without limitation the Loan Obligations, all amounts due under the Secured Agreements, and all other amounts due hereunder, and shall perform, observe and comply with all of the terms, conditions, covenants and agreements contained herein and in the Secured Agreements, and if no Bonds remain Outstanding, then this Mortgage shall be absolutely void; otherwise the same shall remain in full force and effect.

     This Mortgage is subject and subordinate to (i) a certain Mortgage dated March 15, 1984 between Holt and the City of Gloucester City and recorded in the Camden County Register's Office in Book 2785, Page 543, (ii) a certain Mortgage dated April 18, 1984 between Holt and the City of Gloucester City and recorded in the Camden County Register's Office in Book 2793, Page 937 and (iii) a certain Mortgage dated August 22, 1984 between Holt and the City of Gloucester City recorded in the Camden County Register's Office in Book 2823, Page 135; provided, however, that this Mortgage shall enjoy the benefits, pari passu with the mortgages described in the next paragraph, of that certain Subordination Agreement dated as of August 1, 1986 among Holt, the City of Gloucester and Bankers Trust Company and recorded September 25, 1986 in Mortgage Book 3050, Page 0644.

     This Mortgage and the lien created hereby is pari passu and equal in all respects to the lien created by certain other mortgages, all as more fully described in that certain Amendment to Senior Indebtedness Coordinate Lien Agreement dated as of February 1, 1997 by and among the Mortgagors, Dockside Refrigerated Warehouses, Inc., The Bank of New York, as Series J Trustee, The Bank of New York, as CCIA Series Trustee and the Mortgagee and that certain Amended and Restated Coordinate Lien Agreement dated as of February 1, 1997 by and among Holt, The Bank of New York, as Series J. Trustee and The Bank of New York, as Series K Trustee.

     PROVIDED FURTHER, however, that the Mortgagee agrees that from and after the date hereof, the Camden County Improvement Authority ("CCIA") shall have, during the term of that certain Ground Lease Agreement dated as of January 15, 1996 by and between Holt and CCIA (the "Ground Lease"), quiet use and enjoyment of the Project Site (as defined in the Ground Lease) (the "1996 CCIA Project Site"), and CCIA shall during such term peaceably and quietly have and hold and enjoy the 1996 CCIA Project Site and each and every part thereof, without suit, trouble, molestation or hindrance from the Mortgagee or any successors or assigns, or any party claiming under or through the Mortgagee, including, without limitation, any purchaser at a foreclosure sale under this Mortgage, any transferee who acquires possession or title to the 1996 CCIA Project Site by deed in lieu of foreclosure or other means and the successors and assigns of such purchasers and/or transferees, and the Mortgagee shall, at the request of CCIA and at CCIA's sole cost and expense, join in any legal action in which CCIA asserts its right to such possession and enjoyment; provided, however, that the provisions of this sentence shall cease to apply under the following circumstances: (i) all of the CCIA's Lease Revenue Bonds (Holt Hauling and Warehousing System, Inc. Project) 1996 Series A in the aggregate principal amount of $24,500,000 (the "1996 CCIA Bonds") shall have theretofore actually been paid in full, at maturity or upon redemption or acceleration prior to maturity, (ii) all of the 1996 CCIA Bonds shall have been defeased and shall no longer be deemed "Outstanding" under the Indenture of Trust dated as of January 15, 1996 between CCIA and The Bank of New York (NJ), as trustee (the "1996 CCIA Trustee") and there shall have been delivered to the 1996 CCIA Trustee an opinion of bond counsel to the effect that any divestiture or reduction of CCIA's interest in the 1996 CCIA Project Site pursuant to or at any time after such defeasance shall not cause interest on the 1996 CCIA Bonds to be or to become includable in the gross income of the holders thereof for federal income tax purposes, or (iii) the 1996 CCIA Trustee, on behalf of the holders of at least 66 2/3% in aggregate principal amount of the 1996 CCIA Bonds, shall have consented to such action. Nothing herein, however, shall be deemed or construed to impair or limit the Mortgagee's lien on and rights with respect to the proceeds derived from a condemnation, foreclosure sale or other sale or disposition of the 1996 CCIA Project Site.

     The Mortgagors further covenant and agree as follows:

     1. Payment. The Mortgagors shall pay all sums, including interest, secured hereby when due, as provided for in the Secured Agreements and in this Mortgage, and any renewal, extension or modification of any thereof.

     2. Compliance with Laws. The Mortgagors shall comply with all present and future laws, ordinances, rules, regulations, covenants, conditions and restrictions affecting the Mortgagors, the Mortgaged Property or the use and occupancy thereof, and not suffer or permit any violation thereof.

     3. Maintenance and Modification of Mortgaged Property by the Mortgagor. The Mortgagors agree that at all times, the Mortgagor will maintain, preserve and keep the Mortgaged Property or cause the Mortgaged Property to be maintained, preserved and kept, with the appurtenances and every part and parcel thereof in good repair, working order, and condition as more particularly described in Section 5.2 of the Agreement, and that the Mortgagors will from time to time make or cause to be made all repairs, replacements and renewals deemed proper and necessary by it.

     In addition, the Mortgagors shall have the privilege of remodeling the Mortgaged Property or, subject to the limitations imposed by Section 5.2 of the Agreement, making substitutions, modifications and improvements to the Mortgaged Property from time to time as the Mortgagors, in their discretion, may deem to be desirable for the Mortgagors' use for such purposes as shall be permitted by the Act, the costs of which remodeling, substitutions, modifications and improvements shall be paid by the Mortgagors, and the same shall be the property of the Mortgagors and be included under the terms of this Mortgage as part of the Mortgaged Property; provided, however, that such remodeling, substitutions, modifications and improvements shall not interfere with the operation of the Mortgaged Property in the manner contemplated in the Application and in the Agreement or in any way damage the Mortgaged Property, and provided that the Mortgaged Property, as remodeled, improved or altered, upon completion of such remodeling, substitutions, modifications and improvements made pursuant to this Section, shall be of a value not less than the value of the Mortgaged Property immediately prior to the remodeling or the making of substitutions, modifications and improvements. Any property for which a substitution or replacement is made pursuant to this Section may be disposed of by the Mortgagors in any manner and in the sole discretion of the Mortgagors.

     4. Liens. The Mortgagors will not permit any mechanic's or other lien other than Permitted Encumbrances to be established or remain against the Mortgaged Property, provided that if the Mortgagors shall first notify the Mortgagee of its intention to do so, the Mortgagors may in good faith contest at the Mortgagors' expense any mechanic's or other lien filed or established against the Mortgaged Property, and in such event may permit the item so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom unless by nonpayment of any such item the security afforded by this Mortgage will be materially endangered or the Mortgaged Property or any part thereof will be subject to loss or forfeiture, in which event the Mortgagors shall promptly pay and cause to be satisfied and discharged such unpaid item.

     5. Taxes and Governmental and Utility Charges. The Mortgagors will pay or cause to be paid, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Mortgaged Property or any part thereof, including without limiting the generality of the foregoing, all ad valorem taxes levied against the Mortgaged Property and any other taxes levied upon the Mortgaged Property which, if not paid, will become a charge on the receipts from the Mortgaged Property or a lien against the Mortgaged Property or any interest therein or the revenues derived therefrom; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Mortgaged Property; and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Mortgaged Property, provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Mortgagors shall be obligated to pay only such installments when and as they are required to be paid.

         The Mortgagors may, at the Mortgagors' expense, in good faith contest any such taxes, assessments and other charges, all in the manner and subject to the conditions set forth in Section 5.3(b) of the Agreement.

     6. Casualty and Other Insurance. The Mortgagors agree to insure or cause to be insured the Mortgaged Property against loss or damage by fire and other hazards as more particularly described in Sections 5.4 and 5.5 of the Agreement. The Mortgagors will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof without first causing such increased risk to be fully and adequately covered by insurance.

     7. Worker's Compensation Coverage. The Mortgagors shall maintain worker's compensation coverage or cause the same to be maintained to the extent required by applicable law.

     8. Self-Insurance. Notwithstanding the provisions of Sections 6 and 7, but subject to the requirements of Article V of the Agreement, if the Mortgagors shall insure similar properties by self-insurance, the Mortgagors, at the Mortgagors' election, may insure the Mortgaged Property, partially or wholly by means of an adequate self-insurance fund set aside and maintained out of its earnings, or in conjunction with other companies through an insurance trust or other arrangement.

     9. Condemnation. The net proceeds of any taking by the power of eminent domain of all or a portion of the Mortgaged Property shall be applied as provided in Section 6.2 of the Agreement.

     10. Advances. If the Mortgagors fail to pay, subject to any right hereunder to contest, any claim, lien, or encumbrance (other than Permitted Encumbrances), or, prior to delinquency, any tax or assessment, or, when due, any insurance premium, or to keep the Mortgaged Property in repair, or shall commit or permit waste, or if there shall be commenced any action or proceeding affecting the Mortgaged Property or the title thereto, or the interest of the Mortgagee therein, including, but not limited to, eminent domain and bankruptcy or reorganization proceedings, then the Mortgagee, at its option, may pay said claim, lien, encumbrance, tax assessment or premium, with right of subrogation thereunder, may make such repairs and take such steps as it deems advisable to prevent or cure such waste, and may appear in any such action or proceeding and retain counsel therein, and take such action therein as the Mortgagee deems advisable, and for any of said purposes the Mortgagee may advance such sums of money, including all costs, reasonable attorneys' fees and other items of expense as it deems necessary. The Mortgagors shall pay to the Mortgagee all sums of money so advanced by the Mortgagee together with interest on each such advance at two percent (2%) in excess of the Prime Rate, and the repayment of such advances shall be secured hereby. In making any payment or securing any performance relating to any obligation of the Mortgagors under the Mortgage, the Mortgagee, so long as it acts in good faith, shall be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of the Mortgagee shall ever be considered as a waiver of any right accruing to it hereunder. The Mortgagee shall not ever be held accountable for any delay in making any such payment, which delay may result in any additional interest, costs, charges or expenses.

     11. Attorneys' Fees. In case of any action or any proceedings in any court to collect any sums payable or secured by this Mortgage or to protect the lien of the Mortgagee or in any other case permitted by law in which attorneys' fees may be collected from the Mortgagors or charged upon the Mortgaged Property, the Mortgagors agree to pay reasonable attorneys' fees.

     12. Remedies. Subject always to the provisions of Section 13 hereof, upon the occurrence of a "Default" as defined and specified in the Indenture and the declaration of an acceleration of the Bonds pursuant to the Indenture, the Mortgagee may exercise one or more of the following remedies (no remedy hereunder intended to be exclusive of any other remedy hereunder, under any of the Secured Agreements or under the Indenture):

        (a) The Mortgagee may require the Mortgagors, upon demand of the Mortgagee, to forthwith surrender, and the Mortgagee may, to the extent permitted by applicable law, by such officer, agent or receiver as it may appoint, all without regard to the value of the security hereof, take possession of, all or any part of the Mortgaged Property together with the books, papers and accounts of the Mortgagors pertaining thereto, and make all needful repairs and improvements as the Mortgagee shall deem necessary or appropriate, and lease or sell the Mortgaged Property or any part thereof in the name and for the account of the Mortgagors and collect, receive and sequester the rental therefrom, and out of the same and any moneys received from any receiver pay, or set up proper reserves for the payment of, all paper costs and expenses of so taking, holding, leasing, selling and managing the same, including reasonable compensation to the Mortgagee, its agents and counsel, and any charges of the Mortgagee hereunder, and any taxes and assessments and other charges due and payable which the Mortgagee may deem it wise to pay, and all expenses of such repairs and improvements, and apply the remainder of the moneys so received to the payment of the indebtedness secured hereby. Whenever all that is due upon the indebtedness secured hereby shall have been paid and all defaults made good, the Mortgagee shall surrender whatever possession the Mortgagee shall retain to the Mortgagors; the same right of entry, however, shall exist upon any subsequent default.

        (b) The Mortgagee may enter and take possession of the Mortgaged Property, and lease the Mortgaged Property for the account of the Mortgagors, holding the Mortgagors liable for all payments due to the effective date of such leasing and for the difference in the rent and other amounts paid by the lessee pursuant to such lease and the amounts payable by the Mortgagors on account of the indebtedness secured hereby.

        (c) Subject to any mandatory requirements of applicable law, the Mortgagee may sell the Mortgaged Property as an entirety or from time to time in part to the highest bidder at public auction at such place and at such time (which sale may be adjourned from time to time in the discretion of the Mortgagee by announcement at the time and place fixed for such sale, without further notice) and upon such terms as the Mortgagee may fix and briefly specify in a notice of sale to be published once each week for four (4) successive weeks prior to such sale in a newspaper of general circulation in the county in which the Mortgaged Property is located, and in such event the Mortgagee may bid for or become the purchaser of the Mortgaged Property at the public auction and be entitled to have the purchase price payable at the public auction payable by credit for the balance due and payable hereunder in respect of the indebtedness secured hereby.

        (d) The Mortgagee may foreclose this Mortgage by judicial proceedings in the manner provided by the laws of the State of New Jersey for the foreclosure of mortgages, and in such event the Mortgagee may bid for or become the purchaser of the Mortgaged Property at the foreclosure sale and be entitled to have the purchase price payable at foreclosure sale payable by credit to the judgment for the balance, if any, due and payable hereunder in respect of the indebtedness secured hereby.

        (e) The Mortgagee may exercise all rights and remedies available to secured creditors under the Uniform Commercial Code as in effect in the State of New Jersey.

     13. Option To Release Certain Real Estate. Notwithstanding any other provisions of this Mortgage, the Mortgagee hereby agrees, subject to the provisions of the Agreement, at any time and from time to time, to release from this Mortgage (i) any unimproved part of the Site, provided such release shall not adversely affect the value of the Mortgaged Property, or (ii) any part of the Site with respect to which fee title is to be conveyed to a railroad, public utility or public body in order that railroad service, utility services or roads may be provided for the Mortgaged Property, upon receipt of:

        (a) Copies of the instrument of release, in recordable form.

        (b) A certificate of the Mortgagors (i) stating that no "Default" or any condition or event which, with the giving of notice or the passage of time or both would constitute a "Default" has occurred under the Secured Agreements or the Indenture, (ii) giving an adequate legal description of that portion of the Site to be released, (iii) stating the purpose for which the release is desired, (iv) requesting such release, and (v) approving such release.

        (c) If applicable, a copy of the instrument conveying the portion of the Site to be released.

        (d) Any instrument or instruments required by the terms of such release.

        (e) A certificate of an independent engineer acceptable to the Mortgagee dated not more than sixty (60) days prior to the date of the release and stating that, in the opinion of such engineer
(i) the portion of the Site so proposed to be released is necessary or desirable in order to obtain railroad service, utility services or roads to benefit the Mortgaged Property, or is not otherwise needed for the efficient operation of the Mortgaged Property for the purpose stated in the Agreement and (ii) the release so proposed to be made will not impair the usefulness of the Mortgaged Property as a facility for the purposes for which it was designed and for such purposes as shall be permitted by the Act and will not destroy the means of ingress thereinto and egress therefrom.

     Provided, however, that if the portion of the Site to be released has transportation or utility facilities located upon it, the Mortgagors shall retain an easement to use such facilities to the extent necessary for the efficient operation of the Mortgaged Property.

     The Mortgagee agrees that upon receipt of the items required in this Section to be furnished by the Mortgagors, it will promptly execute and deliver the proposed release covering the portion of the Site to be released. In the event of any such release, the Mortgagors shall not be entitled to any postponement, abatement or diminution of amounts payable on account of the indebtedness secured hereby.

     14. Release of Items of Equipment. In any instance where the Mortgagors in their sole discretion determine that any items of the Equipment have become obsolete, worn out, unsuitable, inappropriate or unnecessary for its purposes, and so long as no "Default" or any condition or event which, with the giving of notice or the passage of time or both would constitute a "Default" has occurred under the Secured Agreements or the Indenture, the Mortgagors may remove such Equipment from the Mortgaged Property and sell, trade-in, exchange or otherwise dispose of such Equipment (as a whole or in part) without any responsibility or accountability to the Mortgagee therefor, provided that the Mortgagors shall substitute and install anywhere in the Mortgaged Property other machinery or equipment having equal or greater utility or value (but not necessarily having the same function) in the operation of the Mortgaged Property as a modern facility, all of which substituted machinery or equipment shall be free of all liens and encumbrances (other than Permitted Encumbrances) and shall become a part of the Mortgaged Property.

     The removal from the Mortgaged Property of any portion of the Equipment pursuant to the provisions of this Section shall not entitle the Mortgagors to any postponement, abatement or diminution in amounts payable on account of the indebtedness secured hereby.

     Upon the request of either Mortgagor, the Mortgagee shall deliver or cause to be delivered to such Mortgagor, such instruments as are reasonably necessary to confirm the release of removed items of the Equipment from the lien of this Mortgage and cancel any security interest with respect thereto, provided that such request is accompanied by a certificate of an officer of such Mortgagor to the effect that such release complies in all respects with this Section.

     15. Granting of Easements. If no "Default" or any condition or event which, with the giving of notice or the passage of time or both would constitute a "Default" has occurred under the Secured Agreements or the Indenture, the Mortgagors may at any time or times, grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property or rights included in the Mortgaged Property, free from the lien and security interest afforded by or under this Mortgage, or the Mortgagors may reconvey existing easements, licenses, rights-of-way and other rights and privileges with or without consideration, and the Mortgagee agrees to execute and deliver or cause to be executed and delivered any instruments necessary or appropriate to confirm and grant or convey any such easement, license, right-of-way or other grant or privilege upon receipt of: (1) a copy of the instrument of grant or reconveyance; (2) a written statement signed by an officer of the Mortgagors stating (i) that such grant or reconveyance will not impair the effective use or interfere with the operation of the Mortgaged Property and (ii) that such grant or reconveyance is not detrimental to the proper conduct of the business of the Mortgagors; and (3) an opinion of independent counsel that such grant or reconveyance will not materially weaken, diminish or impair the security afforded pursuant to the terms of this Mortgage, and will not violate the terms, covenants or conditions of any agreement or grant which the Mortgagors or the Mortgagee may have with the United States, the State of New Jersey or any agency, department or political subdivision thereof with respect to the Mortgaged Property or the Indenture.

     16. No Waiver. No failure, forbearance or delay by the Mortgagee in exercising any right or remedy hereunder, under any Secured Agreement, or under the Indenture, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof in accordance herewith or therewith. No waiver by the Mortgagee of any default shall constitute a waiver of or consent to subsequent defaults. No withdrawal or abandonment of foreclosure proceedings by the Mortgagee shall be taken or construed as a waiver of its right to exercise any right or remedy hereunder by reason of any past, present or future default; and, in like manner, the procurement of insurance or the payment of taxes or other liens or charges by the Mortgagee shall not be taken or construed as a waiver of its rights or remedies hereunder.

     17. Waiver of Mortgagor. Each Mortgagor, on behalf of itself and all persons now or hereafter interested in the Mortgaged Property, to the fullest extent permitted by applicable law, hereby waives all rights under all appraisement, homestead, moratorium, valuation, exemption, stay, extension, redemption and marshalling statutes, laws or equities now or hereafter existing, and each Mortgagor agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Mortgage or any of the Mortgaged Property. Without limiting the generality of the preceding sentence, each mortgagor, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage, hereby irrevocably waives any and all rights of redemption from sale under any power contained herein or under any sale pursuant to any statute, order, decree or judgment of any court.

     18. Definitions. In this Mortgage, all words and terms defined in the Agreement and the Indenture shall have the respective meanings and be construed as provided therein unless a different meaning clearly appears from the context. Reference herein to, or citation herein of, any provisions of the Agreement or the Indenture shall be deemed to incorporate such provisions as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

     19. Severability. In the event that any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     20. Successors and Assigns. Unless otherwise expressly stated, the terms "Mortgagor" and "Mortgagee" as used herein include each of their respective successors in interest and assigns.

     21. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by certified or registered mail, postage prepaid, addressed as follows: if to the Mortgagors, to Holt Hauling and Warehousing System, Inc. or 777 Pattison Ave., Inc., P.O. Box 8698, Philadelphia, Pennsylvania 19101,
Attention: Mr. Bernard Gelman, Vice President; if to the Mortgagee, 200 South Warren Street, Capital Place One, CN 990, Trenton, New Jersey 08625,
Attention: Executive Director; and if to the Trustee, The Bank of New York, 385 Rifle Camp Road, West Paterson, New Jersey 07424. Any party hereto may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

     22. New Jersey Uniform Commercial Code Security Interest and Financing Statement. This instrument is intended to be a security agreement pursuant to the New Jersey Uniform Commercial Code covering any of the items or types of property included as part of the Mortgaged Property that may be subject to a security interest pursuant to the New Jersey Uniform Commercial Code, and the Mortgagors hereby grant to the Mortgagee, its successors and assigns a security interest in such items or types of property. This Mortgage or a reproduction hereof is deemed to constitute a fixture filing to be filed of record in the real estate records maintained by the Clerk of Camden County, pursuant to N.J.S.A. 12A:9-402 (3) and (6). In addition, the Mortgagors will execute, deliver and file any financing statements or amendments thereof or continuation statements thereto that may be required to perfect or to continue the perfection of a security interest in said items or types of property. The Mortgagors shall pay all reasonable costs of the preparation and filing of such instruments.

     23. Amendments. Except as may otherwise be specifically provided herein, no charge, amendment, modification, cancellation or discharge hereof, or any part hereof, shall be valid unless in writing and signed by the parties hereto.

     24. Relation Back. The parties to this Mortgage may mutually agree to change the interest rate, due date or other term or terms of this Mortgage or of the obligations secured by this Mortgage. If the parties mutually agree to a change, which change is a "modification" as defined in New Jersey P.L. 1985, c. 353, this Mortgage shall be subject to the priority provisions of that law.

     25. Captions. The captions herein are inserted only for convenience of reference and in no way define, limit or describe the scope or intent of this Mortgage or any particular paragraph or section hereof, nor the proper construction hereof.

     26. Governing Law. This Mortgage is to be governed and construed according to the laws of the State of New Jersey.

     27. RECEIPT. THE MORTGAGORS HEREBY ACKNOWLEDGE RECEIPT OF A TRUE COPY OF THIS MORTGAGE, WITHOUT CHARGE.

     28. Other. For purposes of preserving the priority of the Series D Mortgage and the Series E Mortgage, this Mortgage shall be deemed to amend and restate the Series D Mortgage and the Series E Mortgage in their entirety.

     IN WITNESS WHEREOF, each Mortgagor has caused this instrument to be executed in its name by one of its duly authorized officers; and the Mortgagee has evidenced its acceptance of this instrument by having caused this instrument to be executed in its corporate name by one of its duly authorized officers, as of the date first above written.

[SEAL]                                     HOLT HAULING AND WAREHOUSING
                                             SYSTEM, INC., a Pennsylvania
                                             corporation

Attest:

/s/ John Evans                             By: /s/ Bernard Gelman
--------------------------------              ----------------------------------
John Evans                                    Bernard Gelman
Secretary                                     Vice President



[SEAL]                                     777 PATTISON AVE., INC., a
                                             Pennsylvania corporation

Attest:

/s/ John Evans                             By: /s/ Bernard Gelman
--------------------------------              ----------------------------------
John Evans                                    Bernard Gelman
Secretary                                     Vice President



                         SIGNATURE PAGE TO MORTGAGE


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